SCHEDULE I (CONTINUED)


                                                  EXECUTION COPY

                       FIFTH AMENDMENT AND AGREEMENT

     FIFTH AMENDMENT AND AGREEMENT, dated as of July 16, 1998 (this "FIFTH AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "BORROWER"), and BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                            ****ARTII. RECITALS

     The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility (the "REVOLVER FACILITY"),
(ii) $3,000,000.00 term loan facility (the "TERM LOAN A FACILITY"), (iii) a $3,750,000.00 term loan facility (the "TERM LOAN B FACILITY"), (iv) a $1,500,000.00 term loan facility (the "TERM LOAN C FACILITY"), (v) a $1,600,000.00 term loan facility (the "TERM LOAN D FACILITY"), and (vi) a $1,000,000.00 revolving credit facility (the "OPEN PURCHASING REVOLVER FACILITY") which are secured by accounts receivable, inventory and other collateral of the Borrower. In connection with the purchase by the Borrower of three (3) Pratt & Whitney JT8D-15 aircraft engines bearing manufacturer's serial numbers P688643, P666704 and P702898 (each such engine an "ENGINE" and collectively, the "ENGINES"), the Borrower has requested that the Lender (i) accept the Engine bearing manufacturer's serial number P702898 as a Substitute Term Loan A Engine (as defined in the Existing Credit Agreement) and make related advances to the Borrower in accordance with Section 2.03(a) of the Existing Credit Agreement,
(ii) accept the Engine bearing manufacturer's serial number P688643 as a Substitute Term Loan C (as defined in the Existing Credit Agreement) and make related advances to the Borrower in accordance with Section 2.3(c) of the Existing Credit Agreement; (iii) accept the Engine bearing manufacturer's serial number P666704 as a Substitute Term Loan D (as defined in the Existing Credit Agreement) and make related advances to the Borrower in accordance with Section 2.3(d) of the Existing Credit Agreement; and (iv) agree to the amendment of such provisions. Subject to the terms and conditions hereof, the Lender is willing to accept the Engines, make such advances and amend certain provisions of the Existing Credit Agreement.

     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                ****ARTII.

                             Definitions

     A.DEFINITIONS.    In addition to the definitions set forth in the
heading and the recitals to this Fifth Amendment, the following definitions shall apply to this Fifth Amendment:

     "AGREEMENT": means the Existing Credit Agreement as amended by this Fifth Amendment.



     "ENGINE CHATTEL MORTGAGE": means that certain Engine Chattel Mortgage, dated as of July 16, 1998, between the Borrower and the Lender, together with the Engine Chattel Mortgage Supplement, dated July 16, 1998, between the Borrower and the Lender.

     "EXISTING CREDIT AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and the Lender, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and the Lender, the Fourth Amendment and Agreement, dated as of February 4, 1998, between the Borrower and the Lender, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Fifth Amendment.

     "FIFTH AMENDMENT DOCUMENTS": means the Fifth Amendment, the Engine Chattel Mortgage, and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the Fifth Amendment and the transactions contemplated thereby.

     *1.Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.



                                ****ARTII.

                      Representations and Agreements

     A.REPRESENTATIONS. The Borrower hereby represents and warrants as follows:

     *1.It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
(iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.

     *2.It has the power and authority, and the legal right, to make, deliver and perform this Fifth Amendment and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Fifth Amendment and to authorize the execution, delivery and performance of this Fifth Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of this Fifth Amendment. This Fifth Amendment has been or will be duly executed and delivered on behalf of the Borrower. This Fifth Amendment when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     *3.The conditions contained in Article IV hereof have been satisfied.

     *4.Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents is true and correct in all material respects on and as of the Fifth Amendment Effective Date (as defined below) as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they are true and correct in all material respects as of such earlier date).

     *5.No Default or Event of Default has occurred and is continuing.

     *6.Each of the Credit Documents is on the date hereof in full force and effect.

     B.AGREEMENTS. The Borrower and the Lender hereby agree that on the Fifth Amendment Effective Date:

     *1.The Lender shall accept the Engine bearing manufacturer's serial number P702898 as a Substitute Term Loan A Engine and make an additional advance to the Borrower under Term Loan A in an amount equal to $790,400.00. After giving effect thereto, the outstanding principal amount of Term Loan A shall be $1,998,551.00.

     *2.The Lender shall accept the Engine bearing manufacturer's serial number P688643 as a Substitute Term Loan C Engine and make an additional advance to the Borrower under Term Loan C in an amount equal to $896,000.00. After giving effect thereto, the outstanding principal amount of Term Loan C shall be $896,000.00.

     *3.The Lender shall accept the Engine bearing manufacturer's serial number P666704 as a Substitute Term Loan D Engine and make an additional advance to the Borrower under Term Loan D in an amount equal to $889,600.00. After giving effect thereto, the outstanding principal amount of Term Loan A shall be $889,600.00.



                                ****ARTII.

                  Amendments to Existing Credit Agreement

     A.AMENDMENTS TO SECTION 1.    Section 1.1 of the Existing Credit
Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:

               "FIFTH AMENDMENT": that certain Fifth Amendment and Agreement, dated as of July 16, 1998, between the Borrower and the Lender.



     *1.The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "CREDIT DOCUMENTS": this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to
          Section 6.11."



     A.AMENDMENTS TO SCHEDULE 2.3A. Schedule 2.3A to the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 2.3A hereto.

     B.AMENDMENTS TO SCHEDULE 2.3C. Schedule 2.3C to the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 2.3C hereto.

     C.AMENDMENTS TO SCHEDULE 2.3D. Schedule 2.3D is hereby amended in its entirety to read as set forth on Schedule 2.3D hereto.

     D.AMENDMENTS TO SCHEDULE I. Schedule I to the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule I hereto.

     E.AMENDMENTS TO SCHEDULE 1.1. Schedule 1.1 to the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 1.1 hereto.



                                ****ARTII.

                    Conditions to Effectiveness

     This Fifth Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "FIFTH AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

     A.Each of this Fifth Amendment and the Engine Chattel Mortgage shall have been executed and delivered by each party hereto.

     B.The Borrower is the legal and beneficial owner of good and marketable title to the Engines free and clear of all Liens and encumbrances.

     C.The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of the duly executed Engine Chattel Mortgage with the FAA and financing statements on Form UCC-1, necessary or in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents with respect to the Engines shall have been completed.

     D.The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is to be a party.



                                ****ARTII.

                         Miscellaneous

     A.PAYMENT OF EXPENSES.  Without limiting its obligations under
Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Fifth Amendment and the other Fourth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender, and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

     B.NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

     C.AFFIRMATION BY BORROWER. The Borrower hereby consents to the execution and delivery of this Fifth Amendment, the Engine Chattel Mortgage, and each of the other Fifth Amendment documents reaffirms its obligations under the Credit Documents.

     D.GOVERNING LAW, COUNTERPARTS.    This Fifth Amendment and the rights
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     *1.This Fifth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
A set of the counterparts of this Fifth Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Fifth Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.



                         [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the day and year first above written.



                                   INTERNATIONAL AIRLINE SUPPORT GROUP,
                                   INC.



                                   By:
                                        Name:
                                        Title:


                                   BNY FINANCIAL CORPORATION



                                   By:
                                        Name:
                                        Title:

                               SCHEDULE 2.3A



                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE


PRINCIPAL PAYMENT DATE PRINCIPAL AMOUNT DUE
August 31, 1998                           $
                                  35,000.00
September 30, 1998                        $
                                  35,000.00
October 31, 1998                          $
                                  35,000.00
November 30, 1998                         $
                                  35,000.00
December 31, 1998                         $
                                  35,000.00
January 31, 1999                          $
                                  35,000.00
February 28, 1999                         $
                                  35,000.00
March 31, 1999                            $
                                  35,000.00
April 30, 1999                            $
                                  35,000.00
May 31, 1999                              $
                                  35,000.00
June 30, 1999                             $
                                  35,000.00
July 31, 1999                             $
                                  35,000.00
August 31, 1999                           $
                                  50,000.00
September 30, 1999                        $
                                  50,000.00
October 31, 1999                          $
                                  50,000.00
November 30, 1999                         $
                                  50,000.00
December 31, 1999                         $
                                  50,000.00
January 31, 2000                          $
                                  50,000.00
February 29, 2000                         $
                                  50,000.00
March 31, 2000                            $
                                  50,000.00
April 30, 2000                            $
                                  50,000.00
May 31, 2000                              $
                                  50,000.00
June 30, 2000                             $
                                  50,000.00
July 31, 2000                             $
                                  50,000.00

August 31, 2000    $  60,000.00
September 30, 2000 $  60,000.00
October 31, 2000   $  60,000.00
November 30, 2000  $  60,000.00
December 31, 2000  $  60,000.00
January 31, 2001   $  60,000.00
February 28, 2001  $  60,000.00
March 31, 2001     $  60,000.00
April 30, 2001     $  60,000.00
May 31, 2001       $  60,000.00
June 30, 2001      $  60,000.00
July 31, 2001      $  60,000.00
August 31, 2001    $  60,000.00
September 30, 2001  $169,230.00

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE




                               SCHEDULE 2.3C



                 TERM LOAN C PRINCIPAL REPAYMENT SCHEDULE


PRINCIPAL PAYMENT DATE PRINCIPAL AMOUNT DUE
August 31, 1998                           $
                                  50,000.00
September 30, 1998                        $
                                  50,000.00
October 31, 1998                          $
                                  50,000.00
November 30, 1998                         $
                                  50,000.00
December 31, 1998                         $
                                  50,000.00
January 31, 1999                          $
                                  50,000.00
February 28, 1999                         $
                                  50,000.00
March 31, 1999                            $
                                  50,000.00
April 30, 1999                            $
                                  50,000.00
May 1, 1999                               $
                                  50,000.00
June 30, 1999                             $
                                       0.00
July 31, 1999                             $
                                       0.00
August 31, 1999                           $
                                       0.00
September 30, 1999                        $
                                       0.00
October 31, 1999                          $
                                       0.00
November 30, 1999               $389,600.00

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE




                               SCHEDULE 2.3D



                 TERM LOAN D PRINCIPAL REPAYMENT SCHEDULE


PRINCIPAL PAYMENT DATE PRINCIPAL AMOUNT DUE
August 31, 1998                           $
                                  50,000.00
September 30, 1998                        $
                                  50,000.00
October 31, 1998                          $
                                  50,000.00
November 30, 1998                         $
                                  50,000.00
December 31, 1998                         $
                                  50,000.00
January 31, 1999                          $
                                  50,000.00
February 28, 1999                         $
                                  50,000.00
March 31, 1999                            $
                                  50,000.00
April 30, 1999                            $
                                  50,000.00
May 1, 1999                               $
                                  50,000.00
June 30, 1999                             $
                                  50,000.00
July 31, 1999                             $
                                       0.00
August 31, 1999                           $
                                       0.00
September 30, 1999                        $
                                       0.00
October 31, 1999                          $
                                       0.00
November 30, 1999                         $
                                       0.00
December 31, 1999               $346,000.00

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE




                                SCHEDULE I



               APPROVED AIRCRAFT, APPROVED AIRCRAFT LEASES,
               PERMITTED JURISDICTIONS AND PERMITTED LESSEES


TERM LOAN A AIRCRAFT:
DESCRIPTION REGISTRATION NO. MANUFACTURER SERIAL NO.

TERM LOAN A ENGINES:
       DESCRIPTION         MANUFACTURER SERIAL NO.
1.   Pratt & Whitney 654823
JT8D-7
2.   Pratt & Whitney 653845
JT8D-9
3.   Pratt & Whitney P702898
JT8D-15

TERM LOAN B AIRCRAFT:
    DESCRIPTION     REGISTRATION NO. MANUFACTURER SERIAL NO.
1.   Boeing B-727- N94GS 18892
044F
2.   Boeing B-727- N210NE 18903
031F
3.   Boeing B-727- N220NE 18905
031F

TERM LOAN B ENGINES:
       DESCRIPTION        MANUFACTURER SERIAL NO.
1.   Pratt & Whitney 654550
JT8D-7
2.   Pratt & Whitney 655463
JT8D-7
3.   Pratt & Whitney 649033
JT8D-7
4.   Pratt & Whitney 654150
JT8D-7
5.   Pratt & Whitney 654055
JT8D-7
6.   Pratt & Whitney 655321
JT8D-7
7.   Pratt & Whitney 648897
JT8D-7
8.   Pratt & Whitney 649406
JT8D-7
9.   Pratt & Whitney 649368
JT8D-7

TERM LOAN C AIRCRAFT:
DESCRIPTION REGISTRATION NO. MANUFACTURER SERIAL NO.

TERM LOAN C ENGINES:
       DESCRIPTION         MANUFACTURER SERIAL NO.
1.   Pratt & Whitney P688643
JT8D-15

TERM LOAN D AIRCRAFT:
DESCRIPTION REGISTRATION NO. MANUFACTURER SERIAL NO.

TERM LOAN D ENGINES:
       DESCRIPTION         MANUFACTURER SERIAL NO.
1.   Pratt & Whitney P666704
JT8D-15

                         APPROVED AIRCRAFT LEASES:

                         PERMITTED JURISDICTIONS:

     WITH RESPECT TO APPROVED AIRCRAFT OTHER THAN TERM LOAN C AIRCRAFT AND
                           TERM LOAN D AIRCRAFT:

                                       Canada
            United States of America (including the continental U.S. and
                     Alaska, Hawaii and the U.S. Virgin Islands)
                               United States of Mexico

         WITH RESPECT TO TERM LOAN C AIRCRAFT AND TERM LOAN D AIRCRAFT:

                                       Canada
                                       Mexico
            United States of America (including the continental U.S. and
                     Alaska, Hawaii and the U.S. Virgin Islands)
                                     The Bahamas
                                       Bermuda
                                      Honduras
                                      Guatemala
                                       Belize
                                     Costa Rica
                                       Panama
                                       Jamaica
                                   Cayman Islands
                                 Dominican Republic
                                     Puerto Rico
                               British Virgin Islands
                               Turks and Caios Islands
                                      Anguilla
                            Saint Vincent and Grenadines
                                     Montserrat
                                 Antigua and Barbuda
                                     Guadeloupe
                                       Dominca
                                     Martinique
                                      Barbados
                                       Grenada
                                        Aruba
                                     Saint Lucia
                                Netherlands Antilles
                                 Trinidad and Tobago

                       WITH RESPECT TO ELIGIBLE ACCOUNTS:

                                       Canada
            United States of America (including the continental U.S. and
                     Alaska, Hawaii and the U.S. Virgin Islands)

              WITH RESPECT TO ELIGIBLE LEASE PAYMENT RECEIVABLES:

                                       Canada
            United States of America (including the continental U.S. and
                     Alaska, Hawaii and the U.S. Virgin Islands)
                               Unites States of Mexico

                            PERMITTED LESSEES:

1.   Property subject to lease:  (1) Boeing 727-044F Aircraft, (3) Pratt &
              Whitney JT8D-7 engines and other related equipment.

Lessee:    Emery Worldwide Airlines, Inc.
Term:      February 17, 1994 through March 19, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:    $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

1.   Property subject to lease:  (1) Boeing 727-031F Aircraft, (3) Pratt &
              Whitney JT8D-7 engines and other related equipment.

Lessee:    Emery Worldwide Airlines, Inc.
Term:      September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service
           bulletins in accordance with Section 6(d) of the Lease.
Amount:    $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

1.   Property subject to lease:  (1) Boeing 727-031F Aircraft, (3) Pratt &
              Whitney JT8D-7 engines and other related equipment.

Lessee:    Emery Worldwide Airlines, Inc.
Term:      September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service
           bulletins in accordance with Section 6(d) of the Lease.
Amount:    $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

 1.   Property subject to lease:  (2) Pratt & Whitney JT8D-7B engines and other related equipment.

Lessee: Express One International, Inc..
Term: April 25, 1998 through _____________ in accordance with Section 2.2 of the Lease.
Amount: $10,000 per engine per month plus $70 per operating cycle or hour per engine (whichever is greater).

                               SCHEDULE 1.1


              AIRCRAFT, AIRCRAFT ENGINES AND AIRCRAFT LEASES


AIRCRAFT AND AIRCRAFT ENGINES:
         DESCRIPTION          REGISTRATION NO. MANUFACTURER SERIAL NO.
1. AIRCRAFT ENGINES: 654823
   Pratt & Whitney JT8D
engine
2. AIRCRAFT: N94GS 18892
   Boeing 727-044F
   AIRCRAFT ENGINE: 654550
   Pratt & Whitney JT8D-7 655463
engine                                                 649033
   Pratt & Whitney JT8D-7
engine
   Pratt & Whitney JT8D-7
engine
3. AIRCRAFT: N210NE 18903
   Boeing 727-031F
   AIRCRAFT ENGINES: 654150
   Pratt & Whitney JT8D-7 654055
engine                                                 655321
   Pratt & Whitney JT8D-7
engine
   Pratt & Whitney JT8D-7
engine
4. AIRCRAFT: N220NE 18905
   Boeing 727-031F
   AIRCRAFT ENGINES: 648897
   Pratt & Whitney JT8D-7 649406
engine                                                 649368
   Pratt & Whitney JT8D-7
engine
   Pratt & Whitney JT8D-7
engine
5. AIRCRAFT ENGINES: 653845
   Pratt & Whitney JT8D-9
6. AIRCRAFT ENGINES: P688643
   Pratt & Whitney JT8D-15 P666704
   Pratt & Whitney JT8D-15 P702898
   Pratt & Whitney JT8D-15

AIRCRAFT LEASES:

1. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:    Emery Worldwide Airlines, Inc.
Term:      February 17, 1994 through March 19, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:    $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

1. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:    Emery Worldwide Airlines, Inc.
Term:      September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service
           bulletins in accordance with Section 6(d) of the Lease.
Amount:    $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

1. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:    Emery Worldwide Airlines, Inc.
Term:      September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service
           bulletins in accordance with Section 6(d) of the Lease.
Amount:    $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

1. Property subject to lease: (2) Pratt & Whitney JT8D-7B engines and other related equipment.

Lessee: Express One International, Inc..
Term: April 25, 1998 through _____________ in accordance with Section 2.2 of the Lease.
Amount: $10,000 per engine per month plus $70 per operating cycle or hour per engine (whichever is greater).




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